EXHIBIT 11

                             SYNOVUS FINANCIAL CORP.

                            COMPUTATION OF NET INCOME
                                PER COMMON SHARE
                      (In thousands, except per share data)
                                   (Unaudited)

                                                             Nine Months Ended           Three Months Ended
                                                               September 30,                September 30,
                                                         -----------------------     ----------------------
                                                            1997          1996           1997          1996
                                                         ---------      --------     ----------    ---------

Primary

Net income                                                $118,230        97,943        43,101        35,208
                                                         =========      ========     =========     =========

Weighted average common shares outstanding                 174,720       174,099       174,930       174,442
Average common shares added, assuming
   exercise of dilutive stock options                        3,897         2,527         4,102         2,836
                                                         ---------      --------     ---------     ---------
Weighted average common shares, as adjusted                178,617       176,626       179,032       177,278
                                                         =========      ========     =========     =========

Primary net income per common share                       $   0.66          0.55          0.24          0.20
                                                         =========      ========     =========     =========
Fully Diluted

Net income                                                $118,230        97,943        43,101        35,208
                                                         =========      ========     =========     =========

Weighted average common shares outstanding                 174,720       174,099       174,930       174,442
Average common shares added, assuming
   exercise of dilutive stock options                        3,897         3,138         4,102         3,138
                                                         ---------      --------     ---------     ---------
Weighted average common shares, as adjusted                178,617       177,237       179,032       177,580
                                                         =========      ========     =========     =========

Fully diluted net income per common share                 $   0.66          0.55          0.24          0.20
                                                         =========      ========     =========     =========